DIRECTOR DESIGNATION AGREEMENT

THIS DIRECTOR DESIGNATION AGREEMENT dated as of [  ], 2007 (this “Agreement”), is entered into by and between RHI Entertainment, Inc., a Delaware corporation (“RHI Inc.”) and KRH Investments LLC, a Delaware limited liability company (“KRH”).

RECITALS

A. WHEREAS, RHI Inc. is contemplating an offer and sale of its shares of common stock, par value $ 0.01 per share, (“Shares”) to the public in an underwritten initial public offering (the “Initial Public Offering”);

B. WHEREAS, immediately prior to or concurrent with the execution of this agreement, RHI Inc. will become the sole-managing member, and KRH will become the non-managing member, of RHI Entertainment Holdings II, LLC (“Holdings II”) pursuant to that certain amended and restated limited liability operating agreement of Holdings II, as it may be amended, supplemented or otherwise modified from time to time (the “LLC Agreement”);

C. WHEREAS, immediately prior to or concurrent with the execution of this agreement, Holdings II, RHI Inc. and KRH will enter into a Membership Unit Subscription Agreement, dated as of [  ], 2007 (the “Subscription Agreement”), pursuant to which Holdings II has agreed to issue common membership units to RHI Inc. (“Membership Units”) in exchange for the proceeds received from the Initial Public Offering and to issue Membership Units to KRH in exchange for the contribution of its interests in RHI Entertainment LLC, a Delaware limited liability company; and

D. WHEREAS, in order to induce KRH to enter into the Subscription Agreement with Holdings II and to appoint RHI Inc. as managing member of Holdings II, RHI Inc., as sole-managing member of Holdings II, will agree to permit KRH to designate a certain number of persons for nomination to the board of directors of RHI Inc. (the “Board”) on the terms and conditions set forth herein;

E. NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RHI Inc. and KRH agree as follows:

1. Definitions

1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Affiliate” has the meaning set forth in the LLC Agreement.

“Approval Rights” means the right of KRH to approve certain actions enumerated in Section 4.3(b) of the LLC Agreement.

“Beneficial Owner” or “beneficial owner” (including, with correlative meanings, the terms “beneficial ownership” and “beneficially owns”) has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that in addition, the provisions of Section 2.3 of this Agreement will apply in calculating the beneficial ownership of Membership Units by KRH or a Permitted Transferee.

“Certificate of Incorporation” means that certain Amended and Restated Certificate of Incorporation of RHI Inc., dated as of [  ], 2007, as it may be amended, supplemented or otherwise modified from time to time.

“Change of Control” has the meaning set forth in the LLC Agreement.

“Director” means a member of the Board.

“Exchange” means the right to exchange Membership Units for Shares and/or cash pursuant to Article 9 of the LLC Agreement.

“Group” has the meaning set forth in Section 13(d)(3) and Rule 13d-5 of the Securities Exchange Act of 1934, as amended.

“Independent Director” means any Director, so long as the Shares are traded on Nasdaq Global Market, satisfies the definition of an “independent director” set forth in the applicable rules in the Marketplace Rules of the Nasdaq Stock Market, Inc., as such rules may be amended from time to time, or, if the principal exchange upon which the Shares are then traded is not Nasdaq Global Market, such term shall mean any Director of RHI Inc. that satisfies the definition of independent director according to the rules of such other exchange.

“Member” means each Person that becomes a member, as contemplated in the LLC Agreement, of Holdings II in accordance with the provisions of the LLC Agreement and has not ceased to be a Member as provided in Section 3.1(d) of the LLC Agreement, and each of such Member’s transferees, if applicable.

“Nominating Committee” means the nominating committee of the Board or any committee of the Board authorized to perform the function of nominating directors for the Board.

“Permitted Transferee” means (i) in the case of any Member (other than RHI Inc.) and any Permitted Transferee of any Member (other than RHI Inc.), an Affiliate of such Member or Permitted Transferee, or (ii) in the case of KRH and any Permitted Transferee of KRH, a non-Affiliate of KRH or Permitted Transferee if more than 50% of the non-Affiliate’s general voting power is owned directly or indirectly through one or more entities that are the same entities that own 50% or more of the general voting power of the Ultimate Parent of KRH or if the Ultimate Parent of KRH, directly or indirectly through Subsidiaries, manages the affairs or investments of such non-Affiliate. RHI Inc. shall not have any Permitted Transferees.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity or organization of any nature whatsoever or any Group of two or more of the foregoing.

“Retiring Director” means any Director whose term expires at the next annual meeting of stockholders of RHI Inc. pursuant to the terms of the Certificate of Incorporation.

“Securities Laws” means the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Subsidiary” has the meaning set forth in the LLC Agreement.

“Transfer” or “Transferred” means, directly or indirectly, to sell, transfer, give, exchange, bequest, assign, pledge, encumber, hypothecate or otherwise dispose of, either voluntarily or involuntarily, any of the rights granted under Section 2 (including through a Change of Control of a Person holding units directly or indirectly), provided, however, a Change of Control of an ESA Party or its stockholders shall not be a Transfer.

“Ultimate Parent” means Kelso Interco VII, LLC, KEP VI AIV, LLC, any investment fund managed by Kelso & Company L.P. or any Affiliate of Kelso & Company L.P. or any of their respective subsidiaries or any successors thereto.

Additional Terms. In addition to defined terms identified in Section 1.1, the following terms have the meanings assigned in the Sections referred to in the table below:

Term	Section	Term	Section
KRH	Preamble	Holdings II	Recitals
RHI Inc.	Preamble	Membership Units	Recitals
Board	Recitals	Shares	Recitals
Subscription Agreement	Recitals	Designee	§2.1
LLC Agreement	Recitals	Additional Designees	§2.2
Initial Public Offering	Recitals	Ownership Threshold Calculation	§2.3

2. Nominee Designation

2.1 Designation Right. So long as KRH beneficially owns at least 5% of the Membership Units in Holdings II, KRH shall have the right to designate a number of persons for appointment or nomination, as the case may be, for election to the Board (each, a “Designee”).

2.2 Specific Designees.

(a)

The following sets forth the number of Designees that KRH shall be permitted to designate for appointment or nomination, as the case may be, for election to the seven-member Board (with the number of Designees subject to adjustment pursuant to paragraphs (b) and (c) below in the event of an increase in the size of the Board):

i.	If KRH’s Beneficial Ownership of Membership Units in Holdings II is not less than 35% of the then outstanding Membership Units, then KRH shall have the right to designate four (4) Designees;

ii.

If KRH’s Beneficial Ownership of Membership Units in Holdings II is less than 35% (but remains at or above 25%) of the then outstanding Membership Units, then KRH shall have the right to designate three (3) Designees;

iii.

If KRH’s Beneficial Ownership of Membership Units in Holdings II is less than 25% (but remains at or above 10%) of the then outstanding Membership Units, then KRH shall have the right to designate two (2) Designees; and

iv.

If KRH’s Beneficial Ownership of the Membership Units in Holdings II is less than 10% (but remains at or above 5%) of the then outstanding Membership Units, then KRH shall have the right to designate one (1) Designee.

v.

If KRH’s Beneficial Ownership of the Membership Units in Holdings II is less than 5% of the then outstanding Membership Units, then KRH shall no longer have the right to designate any number of Designees; provided, however, if KRH’s Beneficial Ownership of Membership Units in Holdings II subsequently becomes greater than 5%, KRH shall have the right to designate a number of designees in accordance with this Section 2.2.

(b)

In the event that (i) the size of the Board is increased and (ii) at the time of such increase, KRH Beneficial Owns at least 35% of Membership Units in Holdings II, then KRH shall have the right to designate Additional Designees (defined below) with such Additional Designees equaling a number that will constitute a majority of the Board.

(c)

In the event that (i) the size of the Board is increased and (ii) KRH Beneficially Owns less than 35% of the then outstanding Membership Units in Holdings II, KRH may designate Additional Designees equal to the comparable percentage of Designees that KRH would have on a seven-member Board rounded up to the nearest whole number; provided however, that such percentage shall be rounded down if rounding up would cause the number of KRH’s Designees, if elected, to make up a majority of the Board.

(d)

at every meeting of the Board, or a committee thereof, for which Directors are appointed or are nominated to stand for election by stockholders of RHI Inc., KRH will have the right to designate those persons to be appointed or nominated, as the case may be, for election to the Board for each Retiring Director that was a prior Designee of KRH in accordance with this Section 2.2.

2.3 Calculation of KRH’s Beneficial Ownership of Membership Units. For purposes of calculating the Beneficial Ownership of Membership Units by KRH in connection with the designation rights of KRH (the “Ownership Threshold Calculation”), the following shall apply: (a) Shares held by KRH or a Permitted Transferee issued upon an Exchange of

Membership Units will be counted, without duplication, as being Membership Units beneficially owned by KRH as if the Membership Units had not been exchanged, so long as KRH or a Permitted Transferee continues to hold such Shares; (b) Shares held by KRH or a Permitted Transferee issued as a stock dividend, stock split, recapitalization, anti-dilution adjustment or acquired through a rights offering to shareholders and/or Members, to the extent acquired in respect of Shares described in clause (a) above or this clause (b) shall be counted, without duplication, as being Membership Units beneficially owned by KRH, as if such Shares were received in an Exchange and KRH or the Permitted Transferee held the non-Exchanged Membership Units; and (c) Membership Units beneficially owned by Permitted Transferees of KRH will be counted as being Beneficially Owned by KRH.

2.4 Independent Directors. So long as KRH Beneficially Owns no less than 35% of the then outstanding Membership Units in Holdings II, KRH shall designate one Designee who qualifies as an Independent Director at the time of such designation; provided, however, that if the size of the RHI Inc. Board is increased, the additional KRH Designees (“Additional Designees”), the number of which shall be determined pursuant to Section 2.2(b) and Section 2.2(c), shall include no less than the minimum number of Independent Directors necessary to provide for a majority of Independent Directors on Board. Notwithstanding anything to the contrary herein, KRH shall not be obligated to designate a Designee who qualifies as an Independent Director if KRH, at any time, Beneficially Owns less than 35% of the then outstanding Membership Units.

2.5 Original Designees. KRH shall designate the following persons as the original Designees to the Board:

Designees	Class
Frank J. Loverro	Class I
Robert A. Halmi, Jr	Class III
Michael B. Goldberg	Class III

provided, that KRH shall have the right to designate its fourth Designee at a later time; provided, further, that Section 6.4 shall not apply to this Section 2.5 and KRH shall have the right to amend, modify or supplement its original Designees without the consent of RHI Inc.

2.6 No Assignment Right. The designation rights of KRH under this Section 2 are not assignable, except in accordance with Section 6.3.

2.7 RHI Inc.’s Obligations.

(a)

RHI Inc. agrees to cause each Designee to be included in the director nominations of the Board submitted to RHI Inc.’s stockholders for election of directors and in the proxy statement prepared by management in connection with soliciting proxies for every meeting of RHI Inc.’s stockholders called with respect to the election of members of the Board.

(b)	Notwithstanding anything herein to the contrary, RHI Inc. shall not be obligated to cause to be nominated for election to the Board or recommend to the stockholders the election of any Designee (i) who fails to submit to RHI Inc. on a timely basis such questionnaires as RHI Inc. may reasonably require of its Directors generally and such other information as RHI Inc. may reasonably request in connection with the preparation of its filings under the Securities Laws, or (ii) the Board or the Nominating Committee determines in good faith, after consultation with outside legal counsel, that such action would constitute a breach of its fiduciary duties or applicable law; provided, however, that upon the occurrence of either (i) or (ii) above, RHI Inc. shall promptly notify KRH of the occurrence of such event and permit KRH to provide an alternate Designee sufficiently in advance of any Board action, the meetings of the stockholders called or written action of stockholders with respect to such election of nominees and RHI Inc. shall be subject to its obligations under Section 2.7(a) with respect to such alternate Designee; provided further, that upon the occurrence of either (i) or (ii) above or the occurrence of any vacancy of the Board as set forth in Section 2.7(c), KRH’s Approval Rights shall be in effect until such time that a successor Designee is elected to the Board.

(c)

At any time a vacancy occurs because of the death, disability, resignation or removal of a Designee, then the Board, or any committee thereof, will not vote, fill such vacancy or take any action enumerated in Section 5.2 of the Certificate of Incorporation until such time that (i) KRH has designated a successor Designee and the Board has filled the vacancy and appointed such successor Designee, (ii) KRH fails to designate a successor Designee within 30 days of such vacancy, or (iii) KRH has specifically waived its rights to designate a successor Designee under this Agreement and has consented to the Board, or any committee thereof, taking a vote on such enumerated actions prior to the Board filling the vacancy with a successor Designee. In the case of 2.7(c)(i), KRH shall have the right to fill such vacancy with a successor Designee in either Class I, Class II or Class III of the Board so long as the class selected has a vacancy at the time a successor Designee is provided by KRH.

(d)

At any time that KRH shall have the right to designate at least one Designee under this Section 2, RHI Inc. shall not take any action in accordance with the Certificate of Incorporation to change the size of the Board from seven members without the prior written consent of KRH.

2.8 Multiple Holders. If KRH and one or more of its Permitted Transferees hold Membership Units at the same time, KRH shall act on behalf of all of them for the purpose of exercising the rights granted under this Section 2.

3. Specific Performance. Each of the parties to this Agreement acknowledges that each party hereto will be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of RHI Inc. and KRH shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which the parties hereto may be entitled at law or in equity. Each of the parties hereto hereby consents to personal jurisdiction in any such action brought in the United States District Court for the District of Delaware or in any court of the State of Delaware having subject matter jurisdiction. No bond or other similar undertaking shall be required of any party seeking relief under this Section.

4. Covenant of RHI Inc. RHI Inc. agrees that neither it nor any of its Subsidiaries shall enter into any agreement or understanding or make any commitment to any Person, or otherwise take any action, that would violate or be inconsistent with any provision or agreement contained in this Agreement.

5. Termination.

           5.1 Withdrawal of Registration Statement. If the registration statement in connection with the Initial Public Offering is withdrawn for any reason within one year of the date hereof, this Agreement shall become null and void and be of no further force or effect whatsoever and neither KRH nor RHI Inc. shall have any further obligations hereunder or with respect hereto.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

6.2 Notices. All notices, demands or other communications to be given under or by reason of this Agreement shall be in writing and shall be delivered by hand or sent by facsimile or sent by overnight courier service and shall be deemed given when received, as follows:

If to RHI Inc.:	If to KRH:
RHI Entertainment, Inc. 1325 Avenue of the Americas, 21st Floor New York, NY 10019 Attention: General Counsel Fax: (212) 977-3917	KRH Investments LLC c/o Kelso & Company, 320 Park Avenue, 24th Floor, New York, NY 10022 Attention: General Counsel Fax: (212) 223-2379

with a copy to: Latham & Watkins LLP 885 Third Avenue New York, NY 10019 Attention: Raymond Y. Lin, Esq. Fax: (212) 751-4864	with a copy to: Latham & Watkins LLP 885 Third Avenue New York, NY 10019 Attention: Raymond Y. Lin, Esq. Fax: (212) 751-4864

Any party to this Agreement may change its address for notices, demands and other communications under this Agreement by giving notice of such change to the other party hereto in accordance with this Section 6.2.

6.3 Benefit of Parties; Transfer.

(a)	This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and Permitted Transferees.
(b)

In the event of a Transfer of Membership Units by KRH, the transferee shall not have the rights and powers of KRH unless (a) the transferee is a Permitted Transferee of KRH prior to and following such Transfer and (b) KRH has partially assigned its rights under this Agreement so that the Permitted Transferee has the right to appoint or nominate, as the case may be, a number of Designees to the Board with such number of Designees determined by KRH at the time of the Transfer of Membership Units and corresponding partial assignment of the rights contained herein.

(c)	This Agreement may not be assigned by RHI Inc. except with the prior written consent of all other parties to this Agreement.
(d)	Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

6.4 Amendment. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of RHI Inc. and KRH

6.5 Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

6.6 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.7 Entire Agreement. This Agreement sets forth the entire understanding of parties hereto and supersedes all other agreements and understandings between the parties hereto relating to the subject matter hereof.

6.8 Counterparts and Facsimiles. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other. The parties hereto may execute the signature pages hereof and exchange such signature pages by facsimile transmission.

6.9 Interpretation of Agreement.

(a)

As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

(b)	Unless otherwise specified, references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of, and Exhibits to, this Agreement.
(c)

The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(d)

Each party hereto and its counsel cooperated in drafting and preparation of this Agreement. Any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

RHI ENTERTAINMENT, INC.
By:
Name:
Title:

KRH INVESTMENTS LLC
By:
Name:
Title: